SCHEDULE 14A
(RULE 14A-101)

          INFORMATION REQUIRED IN PROXY STATEMENT

          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Tarantella, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 27, 2004

TO THE SHAREHOLDERS:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TARANTELLA, INC., a California corporation (the “Company”), will be held on Wednesday, May 27th, 2004, at 10:00 a.m., local time, at the Hyatt Regency San Francisco Airport located at 1333 Bayshore Highway, Burlingame, California, 94010, for the following purposes:

1.        To elect Ninian Eadie, Ronald Lachman, Douglas L. Michels, Alok Mohan, Bruce Ryan, Francis E. Wilde and Gilbert P. Williamson as directors, to serve for one-year terms and/or until their successors are duly elected and qualified (Proposal One);

2.        To amend the 2002 Incentive Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by one million five hundred thousand (1,500,000) shares (Proposal Two);

3.        To amend the Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by two hundred fifty thousand (250,000) shares (Proposal Three);

4.        To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending September 30, 2004 (Proposal Four); and

5.        To transact such other business as may properly come before the meeting or any adjournment thereof.

          The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

          Only shareholders of record at the close of business on April 7, 2004 are entitled to notice of and to vote at the meeting.

          All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to cast your vote via the telephone or the Internet. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,

E. Joseph Vitetta, Jr.
Secretary

Santa Cruz, California
April 26, 2004

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY
AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR COMPLETE YOUR
PROXY VIA THE TELEPHONE OR THE INTERNET.

TARANTELLA, INC.

PROXY STATEMENT FOR 2004
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

          The enclosed Proxy is solicited on behalf of the Board of Directors of Tarantella, Inc., a California corporation (“Tarantella” or the “Company”), for use at the Annual Meeting of Shareholders to be held Wednesday, May 27th, 2004, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The Annual Meeting will be held at the Hyatt Regency San Francisco Airport located at 1333 Bayshore Highway, Burlingame, California, 94010, and its telephone number at that location is (831) 427-7222.

          This proxy statement contains important information regarding Tarantella’s 2004 Annual Meeting of Shareholders, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and voting procedures.

          These proxy solicitation materials and the Annual Report on Form 10-K to Shareholders for the year ended September 30, 2003, including financial statements, were first mailed on or about April 27, 2004 to all shareholders entitled to vote at the meeting.

          The Company shall provide without charge to each shareholder solicited by these proxy solicitation materials a copy of the Company’s Annual Report on Form 10-K, together with the financial statements required to be filed with the Annual Report, upon request of the stockholder made in writing to Tarantella, Inc., 425 Encinal Street, Santa Cruz, California, 95060, Attention:  Investor Relations.

Proxies and Voting Procedures

Your vote is important.  Many shareholders cannot attend the annual meeting in person.  Therefore, a large number of shareholders need to be represented by proxy.  Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing a proxy card and mailing it in the postage-paid envelope provided.  Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.  The Internet and telephone voting facilities for eligible shareholders of record will close at 12:00 p.m. Eastern Time on May 26, 2004.

The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person.  If your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the annual meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with your instructions.  If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.  Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals, such as the amendment to the 2002 Incentive Stock Option Plan and the amendment to the Employee Stock Purchase Plan.

By providing your voting instructions promptly, you may save the company the expense of a second mailing.

Record Date and Principal Share Ownership

          Shareholders of record at the close of business on April 7, 2004, (the “Record Date”), are entitled to notice of and to vote at the meeting.  At the Record Date, 27,049,051 shares of the Company’s Common Stock, were issued and outstanding and held of record by approximately 12,800 shareholders.  The holders of those shares are entitled to one vote per share on all matters presented at the Annual Meeting.  The inspector of elections appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.   No shares of the Company’s authorized Preferred Stock were outstanding.

Revocability of Proxies

          Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a notice of revocation or a duly executed proxy bearing a later date (including an Internet or telephone vote) or by attending the meeting and voting in person.  The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment.  If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted for the slate of directors described herein, for proposals two, three and four and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

          Each shareholder is entitled to one vote for each share held.  Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder’s votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than seven (7) candidates.  However, no shareholder shall be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder’s votes.  On all other matters, each share of Common Stock has one vote.

          The Company will pay the expenses of soliciting proxies to be voted at the meeting.  Following the original mailing of the proxies and other soliciting materials, the Company and its agents also may solicit proxies by mail, telephone, e-mail or in person.  The Company has retained a proxy solicitation firm, Morrow & Company, Inc., to aid it in the solicitation process.  The Company will pay that firm a fee equal to approximately $8,500.  Following the original mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders of the Company’s Common Stock to forward copies of the proxy and other soliciting material to persons for whom they hold shares of the Company’s Common Stock and to request authority for the exercise of proxies.  In these cases, the Company, upon the request of the record holders, will reimburse the holders for their reasonable expenses.  Proxies may also be solicited by certain of the Company’s directors, officers and employees, without additional compensation, personally, by telephone or by e-mail.

Quorum; Abstentions; Broker Non-Votes

          The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

          While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal.  In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.  Accordingly, abstentions will have the same effect as a vote against the proposal.  Broker non-votes, shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority (“broker non-votes”), will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal.

Voting Results

          Votes will be tabulated by a representative of EquiServe LP, the independent inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Voting results will be announced at the meeting and published in the Company’s Quarterly Report on Form 10-Q for the third fiscal quarter of 2004.

Deadline for Receipt of Shareholder Proposals

          Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders of the Company that are intended to be presented for consideration at the Company’s 2005 Annual Meeting of Shareholders must be received by the Company no later than January 28, 2005 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

          The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the 2004 Annual Meeting.  If a shareholder intends to submit a proposal at the 2005 Annual Meeting that is not eligible for inclusion in the proxy statement and proxy, the shareholder must do so no later than January 28, 2005.  If such a shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2005 Annual Meeting.

Governance of the Company

Currently, the Company’s Board of Directors has eight (8) members, a majority of whom meet the Securities and Exchange (SEC) definition of independence.

          To recommend a nominee, a shareholder should provide the Company in writing the following:

                    The name and address of the candidate;

                    A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate; and

                    The candidate’s signed consent to serve as a director if elected and to be named in the Company’s proxy statement.

          To be considered by the Board of Directors for nomination and inclusion in the Company’s proxy statement for its 2005 Annual Meeting, shareholder recommendations for director must be received by the Company’s Secretary no later than January 28, 2005.  Once the Company receives the recommendation, the Company will deliver a questionnaire to the candidate which requests additional information about the candidate’s independence, qualifications and other information that would assist the Board of Directors in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement, if nominated.

          The Company has adopted a Code of Ethics for the Chief Executive Officer, the Chief Financial Officer, Senior Financial Officers and employees with financial reporting responsibilities.  This Code of ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters.  A copy of the Code of Ethics was filed with the SEC as an exhibit to the September 30, 2003 annual report on Form 10-K.

PROPOSAL ONE
ELECTION OF DIRECTORS

Directors

          A board of seven (7) directors is to be elected at the 2004 Annual Meeting of Shareholders.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s seven (7) nominees named below, six (6) of which are presently directors of the Company.  In the event that any nominee of the Company is unable or declines to serve as a director at the time of the 2004 Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  The Company is not aware of any nominee who will be unable or will decline to serve as a director.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.  The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required

          If a quorum is present and voting, the seven (7) nominees receiving the highest number of votes will be elected to the Board of Directors (the “Board”).  Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.  Abstentions and broker non-votes will be counted as present for the purposes of determining if a quorum is present.

Directors and Nominees

          The names of the Company’s nominees and certain information about each of them are set forth below:

Name	Age	Position with the Company	Director Since

Alok Mohan(1)	55	Chairman	1994
Francis E. Wilde	54	President, Chief Executive Officer and Director	2003
Douglas L. Michels	49	Director	1979
Gilbert P. Williamson(1)(3)	66	Director	1993
Ronald Lachman(1)(3)	47	Director	1996
Ninian Eadie(2)(3)	66	Director	1996
Bruce Ryan	60	Nominee	N/A

(1)        Member of the Compensation Committee
(2)        Member of the Audit Committee
(3)        Member of the Nominating and Governance Committee

          Mr. Mohan became Chairman of the Board of Directors in April 1998 after having served on the Board since December 1994.  Prior to this appointment, he served as President since December 1994 and as Chief Executive Officer from July 1995 until April 1998.  In December 1994, he was elected as a director and assumed the position of President and Chief Operating Officer.  Prior to this appointment, beginning in May 1994, Mr. Mohan served as Senior Vice President, Operations and Chief Financial Officer.  Prior to joining the Company, Mr. Mohan was employed with NCR Corporation, where he served as Vice President and General Manager of the Workstation Products Division, from January 1990 until July 1993 before assuming the position of Vice President of Strategic Planning and Controller, with responsibility for financial planning and analysis as well as worldwide reporting from July 1993 to May 1994.  Mr. Mohan serves as a director of Rainmaker Systems, Inc. and ImproveNet, Inc.

          Mr. Wilde was appointed President, Chief Executive Officer and Director of Tarantella, Inc. in December 2003.  Mr. Wilde served as Chairman of the Board of Digital Stream USA, Inc. from February 2002 until October 2003.  Mr. Wilde served as President and CEO of Ravisent Technologies, Inc. from August 1997 until August 2001.  Mr. Wilde was also a Director of Ravisent Technologies, Inc. from August 1997 until January 2002.  Mr. Wilde has also held executive management positions at IBM, Dell Computer, Memorex Telex and Academic Systems. Mr. Wilde is a Managing Director of Starlight Technology Partners.

          Mr. Michels became a director of the Company in 1979.  As  a co-founder of the Company, Mr. Michels was the principal architect of the Company’s technology strategy.  Mr. Michels served as President and Chief Executive Officer from April 1998 until December 2003.  Mr. Michels also served as the Company’s Executive Vice President between January 1979 and April 1998 and was the Company’s Chief Technical Officer between January 1993 and April 1998.  Mr. Michels serves on the Board of Directors of FASTNET Corporation.

          Dr. McClure became a director of the Company in May 1993.  From 1978 until 2001 he served as President of Unidot, Inc., which he founded to specialize in the design of sophisticated computer software and hardware for equipment manufacturers worldwide.  Dr. McClure serves as a director of Arete Corporation.  Dr. McClure has decided not to stand for re-election to the Company’s Board.

          Mr. Williamson became a director of the Company in May 1993.  From September 1991 until May 1993, he served as Chairman of the Board and Chief Executive Officer of NCR Corporation, and also served as a member of the Board of Directors of AT&T.  He retired from NCR and the AT&T board of directors in May 1993.  From January 1989 until September 1991, he served as President of NCR and as a director, and prior to that time served as Executive Vice President for marketing at NCR for three years.  Mr. Williamson is also a director of Fifth-Third Bank of Western Ohio (formerly Citizens Federal Bank, F.S.B.) headquartered in Dayton, Ohio.

          Mr. Thompson was appointed as a director of the Company in December 1995.  Mr. Thompson is Managing General Partner of EsNet, Ltd., an investment group that is active in both technology and real estate ventures.  From June 1994 to January 1996, he served as Senior Vice President of the Corporate Development Group of Novell, Inc.  Prior to that time, he served as Executive Vie President and General Counsel for WordPerfect Corporation, and before joining WordPerfect Corporation in 1986, he was a partner with the Salt Lake City law firm of Callister, Duncan & Nebeker.  Mr. Thompson is a former Chairman of the Board of the Business Software Alliance, the principal software industry association dealing with software industry issues, including copyright protection and public policy.  He also serves on the board of The SCO Group, Inc.  Mr. Thompson has decided not to stand for re-election to the Company’s Board.

          Mr. Lachman became a director of the Company in February 1996.  He is a partner of Lachman Goldman Ventures, a venture capital company that helps co-found and invest in internet infrastructure technology ventures including Sandpiper/Digital Island, Connected Corporation, UltraDNS, Catbird Networks, Talarian, DuoDesign, Centergate Research, Whitehat/ACG, and Availl.  Mr. Lachman has helped co-found or sits on the board of several of these companies.  He founded Lachman Associates in January 1975 and served as its President from January 1975 until June 1989.  In January of 1993 he founded Lachman Technology, serving as its President from January 1993 until May 1994.  Both Lachman companies developed networking software shipped with most UNIX servers.  Mr. Lachman served as Executive Vice President of Interactive Systems, a Kodak Company, from June 1989 through the end of 1992.

          Mr. Eadie became a director of the Company in April 1996.  He retired from International Computers Limited (“ICL”) in April 1997.  Mr. Eadie served as ICL’s Group Executive Director,

Technology, from January 1994 until July 1996, where he was responsible for research, development, manufacturing and third party distribution of all ICL products.  Prior to that he served as President of ICL Europe from January 1990 until January 1994 and from May 1988 until January 1990 he served as President, ICL International.  Mr. Eadie served on ICL’s Board of Directors from 1984 until 1997, and was a member of ICL’s Executive Management Committee from 1988 until 1997.   He was a member of the SCO (UK) Advisory Board from June 1994 until his appointment to the Company’s Board in April 1996.

          Mr. Ryan served as the Executive Vice President and Chief Financial Officer of Global Knowledge Inc., an information technology education company, from February 1998 until November 2002.  From 1994 until October 1997, Mr. Ryan was Executive Vice President and Chief Financial Officer at Amdahl Corporation.  Mr. Ryan held several executive positions at Digital Equipment Corporation from 1969 until 1994, including Senior Vice President of Financial Services, Government and Professional Industries.  Mr. Ryan earned his Bachelor’s degree in Business Administration from Boston College and his MBA from Suffolk University.  Mr. Ryan serves as a director of Inrange Technologies Corporation, Ross Systems, Inc. and Axeda Systems, Inc.

          There is no family relationship between any director or executive officer of the Company.

Director Independence

          The Board has determined that the following five (5) directors of the Company’s current eight directors are “independent” as defined by applicable law:  Mr. Williamson, Mr. Lachman, Mr. Eadie, Dr. McClure and Mr. Thompson.  If elected, Mr. Ryan will also be an “independent director” as defined by applicable law.

Board Meetings and Committees

          The Board of Directors of the Company held a total of five (5) meetings during fiscal year 2003,  two (2) of which were held by telephone conference call.  Each director attended at least seventy-five percent (75%) of the cumulative meetings of the Board of Directors and committees thereof, if any, upon which such director served.  The Board of Directors has a Compensation Committee, an Audit Committee, and a Stock Option Committee.  The charters of the Compensation, Audit, and Stock Option committees are available in the Corporate Governance section of the Company’s website at:   http://www.b2i.us/frame.asp?BzID=713&to=go&Nav=0&S=0&L=1

Nominating and Governance Committee

          The Board of Directors established a Nominating and Governance Committee in April 2004.  The Nominating and Governance Committee is composed of Ninian Eadie, Ronald Lachman and Gilbert Williamson each of whom is an “independent director” as defined under Rule 4200(a)(14) of the National Association of Securities Dealers, Inc.  The Board has adopted a written charter for the committee.  The responsibilities of the Nominating and Governance Committee include developing a Board of Directors capable of advising the Company’s management in fields related to current or future business directions of the Company, and regularly reviewing issues and developments relating to corporate governance issues and formulating and recommending corporate governance standards to the Board or Directors.  Given that the Nominating and Governance Committee was formed in April 2004, no meetings were held in 2003.

          The Nominating and Governance Committee approves all nominees for membership on the Board, including the slate of director nominees to be proposed by the Board to our shareholders for election or any director nominees to be elected or appointed by the Board to fill interim director vacancies on the Board.

          In addition, the Nominating and Governance Committee appoints directors to committees of the Board and suggests rotation for chairpersons of committees of the Board as it deems desirable from time to time; and it evaluates and recommends to the board the termination of membership of individual directors in accordance with the Board’s corporate governance principles, for cause or other appropriate reasons (including, without limitation, as a result of changes in directors’ employment or employment status).  The Nominating and Governance Committee may use an executive recruiting firm to assist in the identification and evaluation of qualified candidates to join the Board; for these services, the executive recruiting firm is paid a fee.  Director nominees are expected to have considerable management experience that would be relevant to the Company’s current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices.

          The Nominating and Governance Committee assists the Board in identifying qualified persons to serve as directors of the Company.  The Nominating and Governance Committee evaluates all proposed director nominees, evaluates incumbent directors before recommending re-nomination, and recommends all approved candidates to the Board for appointment or nomination to the Company’s shareholders.  The Nominating and Governance Committee selects as candidates to the Board for appointment or nomination individuals of high personal and professional integrity and ability who can contribute to the Board’s effectiveness in serving the interests of the Company’s shareholders.

          Shareholders of the Company may communicate directly with the Board in writing, addressed to:

Board of Directors
c/o Corporate Secretary
Tarantella, Inc.
425 Encinal Street
Santa Cruz, California 95060

          The Corporate Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content, and (c) does not merely relate to a personal grievance against the Company or a member of the Company or to further a personal interest not shared by the other shareholders generally.

          The Nominating and Governance Committee has not established a procedure for considering nominees for director nominated by the Company’s shareholders.  The Board believes that the Nominating and Governance Committee can identify appropriate candidates.  Shareholders may nominate candidates for director in accordance with the advance notice and other procedures contained in the Company’s Bylaws.

Compensation Committee

          The Compensation Committee, which consisted of directors Ronald Lachman, Alok Mohan and Gilbert Williamson at the end of fiscal year 2003, the majority of whom are “independent directors” as defined under Rule 4200(a) (14) of the National Association of Securities Dealers, Inc., met one (1) time during the fiscal year. Their successors on the Compensation Committee will be determined at the Board meeting following the 2004 Annual Shareholder Meeting.  While not an “independent director,” the Board has determined that Mr. Mohan’s membership on the Compensation Committee is important for the Company and its shareholders as his experience is necessary until the Company can find a suitable replacement. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and executive officers of the Company and administers various incentive compensation and benefit plans.  A report of the Compensation Committee for the fiscal year ended September 30, 2003, is included later in this Proxy.

Audit Committee

          The Audit Committee, which consisted of directors Ninian Eadie, Robert McClure and R. Duff Thompson at the end of fiscal year 2003, each of whom is an “independent director” as defined under Rule 4200(a)(14) of the National Association of Securities Dealers, Inc., met eleven(11) times during the fiscal year.  Their successors on the Audit Committee will be determined at the Board meeting following the 2004 Annual Shareholder meeting.  This Committee is responsible for overseeing actions taken by the Company’s independent auditors and reviewing the Company’s internal financial controls.  In addition, the Audit Committee reviews the qualifications of our independent accountants, makes recommendations to the Board of Directors regarding the selection of our auditors, and reviews the scope, fees and results of activities related to audit and non-audit services.  A report of the Audit Committee for the fiscal year ended September 30, 2003 is included later in this Proxy.

Compensation Committee Interlocks and Insider Participation

          The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company.  Mr. Michels, who served as President and Chief Executive Officer of the Company during fiscal year 2003, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee.  Mr. Michels has participated in the discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Michels has been excluded from discussions and decisions regarding his own salary and incentive compensation.  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving as a member of the Company’s Board of Directors or compensation committee (“Interlock”).  There are no Interlocks between the Company’s Board of Directors or Compensation Committee and boards of directors or compensation committees of other companies.

PROPOSAL TWO
APPROVAL OF AMENDMENT TO ADD ONE MILLION FIVE HUNDRED THOUSAND
SHARES TO THE 2002 INCENTIVE STOCK OPTION PLAN

          At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company’s 2002 Incentive Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares, bringing the total number of shares reserved under the Option Plan to 5,902,733.

          The foregoing amendment was approved by the Board of Directors on April 6, 2004, subject to approval of the Company’s shareholders.  The adoption of the 2002 Plan, the successor to the Company’s 1994 and 1984 Incentive Stock Option Plans, was approved by the Board of Directors in November 2002 and by the shareholders in February 2003.  As of the Record Date, options to purchase an aggregate of 2,610,074 shares were outstanding and 269,434 shares were available for future grant.  In addition, 1,424,568 shares had been purchased pursuant to the exercise of stock options granted under the Option Plan.  The Option Plan authorizes the Board of Directors to grant incentive and nonstatutory stock options and stock purchase rights to eligible employees and consultants of the Company.  The Option Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business.

          During fiscal year 2003, the Board of Directors granted options to purchase 900,832 shares of Common Stock under the Option Plan.  The Board of Directors believes that equity incentives in the form of stock options or stock purchase rights are an integral part of the Company’s overall compensation program and an effective way to provide incentives to employees.  The Company’s standard option vesting program provides that with respect to an initial grant to an optionee, one-fourth (1/4) of the shares subject to the option vest and become exercisable twelve months after the vesting commencement date, and one sixteenth (1/16) of the shares subject to such option vest each three (3) months thereafter, subject to continued service to the Company (or its parent or subsidiary companies) through each such date.  Subsequent grants to optionees generally vest and become exercisable at the rate of one sixteenth (1/16) of the shares subject to such option each three (3) months thereafter, subject to continued service to the Company (or its parent or subsidiary companies) through each such date.  This results in long-term incentives for employees, which benefits the Company because employees’ stock options are earned over a four-year period.  As of the Record Date, approximately 125 employees, directors and consultants were eligible to participate in the Plan.

          The Company believes strongly that the approval of the amendment to the Option Plan is essential to its continued success.  The Company’s employees are its most valuable assets.  Stock options and other awards such as those provided under the Option Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor market in which the Company must compete.  Such awards also are crucial to the Company’s ability to motivate employees to achieve the Company’s goals.  For the reasons stated above, the shareholders are being asked to approve the Option Plan.

          The following summary of the essential features of the Option Plan is subject to the specific provisions contained in the full text of the Option Plan set forth as Appendix A.

Terms of Options and Stock Purchase Rights

          Each option and stock purchase right is evidenced by a written agreement between the Company and the optionee and is subject to the terms and conditions listed below, but specific terms may vary:

          Exercise of the Option or Stock Purchase Right:  The Board of Directors determines when options and stock purchase rights granted under the Option Plan may be exercised.  An option or stock purchase right is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price.  Payment for shares issued upon exercise of an option or stock purchase right may consist of cash, check, promissory note, cashless exercise, exchange of mature shares of the Company’s Common Stock or such other consideration as determined by the Board of Directors.

          Exercise Price:  The exercise price of options granted under the Option Plan is determined by the Board of Directors, but the exercise price of incentive stock options may not be less than one hundred percent (100%) of the fair market value of the Company’s Common Stock, which is defined to be the closing price as reported by the Over-the-Counter Market, on the last market trading day prior to the date of the grant of the option.  In the case of stock options or stock purchase rights granted to an optionee who owns more than ten percent (10%) of the voting power or value of all classes of stock of the Company, the exercise price must be not less than one hundred and ten percent (110%) of the fair market value on the date of grant.  In the case of nonstatutory stock options and stock purchase rights the exercise price will not be less than eighty-five percent (85%) of the fair market value of the Company’s Common Stock on the date of grant.  The closing sale price of the Company’s Common Stock on the Record Date was $2.60.

          Termination of Employment:  The Option Plan provides that if the optionee’s employment or consulting relationship with the Company is terminated for any reason, other than death or permanent disability, an option may thereafter be exercised (to the extent it was then exercisable) within such time period as is determined by the Board (which shall be no more than three months in the case of an incentive stock option), subject to the stated term of the option.  If the optionee’s employment or consulting relationship with the Company terminates as a result of the optionee’s permanent disability, the optionee may exercise an option at any time within a period determined by the Board not to be less than six (6) months and, in the case of an incentive stock option, not to exceed twelve (12) months following the date of such termination (but in no event later than the expiration of the term of the option), but only to the extent that the optionee was entitled to exercise the option on the date of such termination.

          Death:  If an optionee should die while an employee or a consultant of the Company, the optionee’s estate may exercise an option until the term of the option or other shorter period set forth in the option agreement, expires, but only to the extent that the optionee would have been entitled to exercise had the optionee continued living and remained in continuous status as an employee or consultant for six (6) months after date of death.

          Termination of Options:  The terms of options granted under the Option Plan may not exceed ten (10) years from the date of grant.  However, any incentive stock option granted to an optionee who, at the time such option is granted, owned more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation, may not have a term of more than five (5) years.  No option may be exercised by any person after such expiration.

          Stock Purchase Rights: In the case of stock purchase rights, unless the Board determines otherwise, the restricted stock purchase agreement will grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason, including death or disability. The purchase price for shares repurchased pursuant to the restricted stock purchase agreement will generally be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at a rate determined by the administrator.

          Non-transferability of Options and Stock Purchase Rights:  All options and stock purchase rights are non-transferable by the optionee, other than by will or by the laws of descent and distribution, and during the lifetime of the optionee may be exercised only by such optionee.

          Rights Upon Exercise:  Until proper written notice and full payment have been received by the Company and the transfer of the underlying shares has been evidenced by an appropriate entry in the Company’s books, no rights to vote or receive dividends or any other rights as a shareholder shall exist with respect to the stock subject to an option or stock purchase right.

          Other Provisions:  The option or stock purchase right agreement may contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board of Directors.

          Adjustment Upon Changes in Capitalization: In the event any change, such as a stock split or dividend, is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made to the exercise price and number of shares subject to each outstanding option and stock purchase right and to the number of shares which have been reserved for issuance under the Option Plan.  In the event of the proposed dissolution or liquidation of the Company, all outstanding options and stock purchase rights automatically terminate unless otherwise provided by the Board.  The Board of Directors may in such event and in its sole discretion declare that any option or stock purchase right shall terminate as of a fixed date and give each optionee the right to exercise his or her option or stock purchase right as to all or any part of the optioned stock, including shares as to which the option or stock purchase right would not otherwise be exercisable.  Subject to the change in control provisions described below, in the event of a merger of the Company with another corporation, or the sale of substantially all of the assets of the Company, the Option Plan provides that each outstanding option and stock purchase right shall be assumed or an equivalent option or stock purchase right shall be substituted by the successor corporation.  If the successor corporation does not agree to assume the option or stock purchase right or to substitute an equivalent option or stock purchase right, the Board of Directors shall provide for the optionee to have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which the option or stock purchase right would not otherwise be exercisable.

          Change in Control Provisions: The Option Plan provides that in the event of a “Change of Control” of the Company (as defined below) any or all or none of the following acceleration and valuation provisions shall apply, as determined by the Board of Directors in its discretion: (i) all stock options and stock purchase rights outstanding as of the date such Change of Control is determined to have occurred that are not yet exercisable and vested on such date will become immediately vested and fully exercisable and (ii) to the extent exercisable and vested, the value of all outstanding options and stock purchase rights, unless otherwise determined by the Board of Directors prior to any Change in Control but at or after the time of grant, will be cashed out at the “Change in Control Price” (as defined below) reduced by the exercise price applicable to such options or stock purchase rights.  A “Change of Control” means the occurrence of (i) the acquisition by a person or entity (other than the Company, one of its subsidiaries or a Company employee benefit plan or trustee thereof) of securities representing twenty-five percent (25%) or more of the combined voting power of the Company, (ii) a transaction approved by the shareholders and involving the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, other than a merger or consolidation where the shareholders immediately prior to such transaction continue to own securities representing at least seventy-five percent (75%) or more of the combined voting power of the Company, or (iii) a change in the composition of the Board of Directors occurring within a two-year period, as a result of which fewer than a majority of the directors are incumbent directors.  The “Change in Control Price” shall be, as determined by the Board, (i) the highest closing sale price of a share of Common Stock as reported by Nasdaq at any time within the sixty (60) day period immediately preceding the date of determination of the Change in Control Price by the Board or (ii) the highest price paid or offered per share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company at any time within such sixty (60) day period or (iii) such lower price, as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

Amendment and Termination

          The Board of Directors may amend, alter, suspend or terminate the Option Plan at any time or from time to time, but any such amendment, alteration, suspension or termination shall not adversely affect any option or stock purchase right then outstanding under the Option Plan, unless the optionee consents.  Unless the term of the Option Plan is extended, the Option Plan will terminate in 2012.

          In addition, to the extent necessary to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or with Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain shareholder approval of any amendment of the Option Plan in such a manner and to such a degree as required.

Certain United States Federal Income Tax Information

          Options granted under the Option Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory options.

          An optionee who is granted an incentive stock option will not recognize income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax.  Upon a sale or exchange of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss will be treated as long-term capital gain or loss.  If these holding periods are not satisfied (“premature disposition”), the optionee will recognize ordinary income at the time of the sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares.

          Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period..

          Options that do not qualify as incentive stock options are referred to as nonstatutory options.  An optionee will not recognize income at the time a nonstatutory option is granted.  However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares over the exercise price.  Any ordinary income recognized in connection with the exercise of a nonstatutory option by an optionee who is also an employee of the Company will be subject to tax withholding by the Company.  Upon sale of the shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as ordinary income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

          Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company’s right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

          The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.  Different rules may apply if the purchaser is also an officer, director, or ten percent shareholder of the Company.

Tax Effect for the Company

          The Company generally will be entitled to a tax deduction in connection with an award under the Option Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option).  Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers.  Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.

          The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options and stock purchase rights under the Option Plan.  It does not purport to be complete, and it does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Option Plan

          The grant of options under the Option Plan to executive officers, including the officers named in the Summary Compensation Table, is subject to the discretion of the Board or its Compensation Committee.  As of the date of this Proxy Statement, there has been no determination by the Board or its Compensation Committee with respect to future awards under the Option Plan.  Accordingly, future awards are not determinable.

          The following table sets forth, for each of the executive officers named in the Summary Compensation Table below (the “Named Executive Officers”), all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees as a group, with respect to the Option Plan:  (i) the number of shares of the Company’s Common Stock subject to options granted under the Option Plan during fiscal year 2003; and (ii) the average per share exercise price of such options granted to such persons or group of persons during the fiscal year ended September 30, 2003.

2002 Incentive Stock Option Plan

Name of Individual or Identity of Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price($)

Douglas L. Michels	40,001	0.90
Randall Bresee	25,000	0.90
Edmundo Costa	35,000	0.90
Steven M. Sabbath	25,001	0.90
All Named Executive Officers as a group	125,002	0.90
All current executive officers as a group	125,002	0.90
All current nonemployee directors as a group	92,200	0.91
All other employees (including current officers who are not executive officers) as a group	666,830	1.09

Equity Compensation Plan Information

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights ($)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares reflected in the first column)

Equity compensation plans approved by security holders(1)	2,632,100	(1)	11.24	511,008	(2)(3)
Equity compensation plans not approved by security holders(4)	184,000		2.28	96,000

Total	2,816,100		10.66	607,008

(1)	Consists of the Director Stock Option Plan, the Option Plan and the Purchase Plan.

(2)	Securities available for grant include (i) 197,000 shares from the Director Stock Option Plan (ii) 314,008 shares from the Option Plan and (iii) 83,509 shares from the Purchase Plan.

(3)

Under the Purchase Plan, each eligible employee may purchase shares at semi-annual intervals at a purchase price per share equal to 85% of the lower of the closing selling price per share on the beginning date or ending date of the offering period.  The issuance price of shares is unknown and has been excluded from the weighted-average computation.

(4)	Includes warrants issued in connection with a consulting agreement and the 2003 Stock Option Plan.

Vote Required and Board of Director Recommendation

          The affirmative vote of a two-thirds of the outstanding shares entitled to vote is required under California law to approve the amendment to add shares to the Option Plan. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

          The Board of Directors unanimously recommends a vote “FOR” the amendment to add shares to the Option Plan.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO ADD TWO HUNDRED AND FIFTY THOUSAND SHARES
TO THE EMPLOYEE STOCK PURCHASE PLAN

          At the Annual Meeting, the shareholders are being asked to approve the addition of two hundred and fifty thousand shares to the number of shares issuable pursuant to the Company’s Employee Stock Purchase Plan.

          The foregoing amendment was approved by the Board of Directors on April 6, 2004, subject to approval of the Company’s shareholders.

General

          The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors in November 2002 and approved by its shareholders in February 2003 and is intended to qualify under Section 423 of the Internal Revenue Code of 1986.  A total of 83,509 shares of Common Stock are currently reserved for future issuance under the Purchase Plan.

Amendment to Increase the Number of Shares Reserved for Issuance Under the Purchase Plan

          On April 6, 2004, the Board approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares to an aggregate of 1,050,000 shares, subject to obtaining shareholder approval.  As of the Record Date, 966,491 shares had been issued under the Purchase Plan.

          The Board believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions.  The Board believes that the shares remaining available for issuance pursuant to the Purchase Plan are insufficient for such purpose.  Accordingly, at the Annual Meeting the shareholders are being requested to consider and to approve the amendment of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares.

          The following summary of the essential features of the Purchase Plan is subject to the specific provisions contained in the full text of the Purchase Plan set forth as Appendix B.

Purpose

          The purpose of the Purchase Plan is to provide employees of the Company and its majority-owned subsidiaries designated by the Board of Directors who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deduction.

Administration

          The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board, and is currently being administered by the Board of Directors.  All questions of interpretation or application of the Purchase Plan are determined in the sole discretion of the Board of Directors or its committee, and its decisions are final and binding upon all participants.  Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan but may not vote on any matter affecting the administration of the Purchase Plan or the grant of any option pursuant to the Purchase Plan.  No member of the Board who is eligible to participate in the Purchase Plan may be a member of the committee appointed to administer the Purchase Plan.

Eligibility

          Any person who is a regular employee of the Company (or any of its majority-owned subsidiaries designated by the Board of Directors) and would not own capital stock of the Company and or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary is eligible to participate in the Purchase Plan.  As of the Record Date approximately ninety-five employees were eligible to participate in the Purchase Plan and approximately twelve of such eligible employees were participating.

Offering Dates

          The Purchase Plan is implemented by consecutive six (6) month offering periods. The Board of Directors has the power to alter the duration of the offering periods without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

Participation in the Purchase Plan

          Eligible employees become participants in the Purchase Plan by delivering to the Company’s payroll office a subscription agreement authorizing payroll deductions.  An employee who becomes ineligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

Purchase Price

          The purchase price per share at which shares are sold under the Purchase Plan is the lower of eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of commencement of the offering period or eighty-five percent (85%) of the fair market value of a share of Common Stock on the applicable exercise date within such offering period.  The fair market value of the Common Stock on a given date shall be the closing sale price as reported by the Over-the-Counter Market on such date.

Payment of Purchase Price; Payroll Deductions

          The purchase price of the shares is accumulated by payroll deductions during the offering period. The deductions may not exceed ten percent (10%) of a participant’s eligible compensation, which is defined in the Purchase Plan to include all base pay, overtime pay, bonus and commissions during the offering period, exclusive of all other amounts.  A participant may increase or decrease their rate of payroll deductions at any time, although the Company may limit the number of rate changes in any offering period.

          All payroll deductions are credited to the participant’s account under the Purchase Plan; no interest accrues on the payroll deductions.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose and such payroll deductions need not be segregated.

Purchase of Stock; Exercise of Option

          At the beginning of each offering period, by executing a subscription agreement to participate in the Purchase Plan, each employee is in effect granted an option to purchase shares of Common Stock.  The maximum number of shares placed under option to a participant in an offering period is determined by dividing the compensation which such participant has elected to have withheld during the exercise period by eighty-five percent (85%) of the fair market value of the Common Stock at the beginning of the offering period or on the applicable exercise date, whichever is lower; provided that such number shall not exceed the number of shares determined by dividing $12,500 by the fair market value of a share of the Company’s Common Stock on the enrollment date.  Notwithstanding the foregoing, no employee of the Company and its majority-owned subsidiaries may make aggregate purchases of stock under the Purchase Plan and any other employee stock purchase plans qualified as such under Section 423(b) of the Internal Revenue Code of 1986 (the “Code”) in excess of $25,000 (determined using the fair market value of the shares at the time the option is granted) during any calendar year.

Withdrawal

          While each participant in the Purchase Plan is required to sign a subscription agreement authorizing payroll deductions, a participant may terminate his or her participation in the Purchase Plan at any time by signing and delivering to the Company a notice of withdrawal from the Purchase Plan.  All of the participant’s accumulated payroll deductions will be paid to the participant promptly after receipt of his or her notice of withdrawal and his or her participation in the current offering period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.  No resumption of payroll deductions will occur on behalf of such participant unless such participant re-enrolls in the Purchase Plan by delivering a new subscription agreement to the Company during the applicable open enrollment period preceding the commencement of a subsequent offering period.  A participant’s withdrawal from the Purchase Plan during an offering period does not have any effect upon such participant’s eligibility to participate in subsequent offering periods under the Purchase Plan.

Termination of Employment

          Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately.  In such event, the payroll deductions credited to the participant’s account will be returned to such participant or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Capital Changes

          If any change is made in the capitalization of the Company, such as stock splits or stock dividends, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustments will be made by the Company to the number of shares subject to purchase and to the purchase price per share, subject to any required action by the shareholders of the Company.  In the event of the proposed dissolution or liquidation of the Company, the offering period then in progress will terminate immediately unless otherwise provided by the Board of Directors.  In the event of the proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option shall be substituted by the successor corporation, unless the Board of Directors determines, in its discretion, to accelerate the exercisability of all outstanding options under the Purchase Plan or to cancel the options and refund all sums collected.  The Board of Directors may also make provisions for adjusting the number of shares subject to the Purchase Plan and the purchase price per share if the Company effects one or more reorganizations, rights offerings or other increases or reductions of shares of the Company’s outstanding Common Stock.

Certain United States Federal Income Tax Information

          The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.  If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to fifteen percent (15%) of the fair market value of the shares as of the first day of the offering applicable period.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

          The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan.  It does not purport to be complete, and it does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Stock Price

          The closing price of a share of the Common Stock on the Over-the-Counter Market on the Record Date was $2.60.

Participation in the Purchase Plan

          Approximately 120 employees are currently eligible to participate in the Purchase Plan.  Participation in the Purchase Plan by executive officers is on a voluntary basis.  Accordingly, future awards are not determinable under the Purchase Plan.

In fiscal year 2003, the following shares of Common Stock were purchased pursuant to the Purchase Plan.

Name of Individual or Identity of Group	Number of Shares Purchased	Weighted Average Price($)

All Directors	0	0
All Named Executive Officers	0	0
All current executive officers	0	0
All other employees	81,972	0.72

Vote Required and Board of Directors Recommendation

          The affirmative vote of a majority of two-thirds of the outstanding shares entitled to vote is required under California law to approve the amendment to add shares to the Purchase Plan.  Abstentions will have the effect of a vote “against” this proposal. Broker non-votes will have no effect on the outcome of the vote.

          The Board of Directors unanimously recommends a vote “FOR” the amendment to add share to the Purchase Plan.

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has selected Deloitte & Touche LLP as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2004 and recommends that shareholders vote for ratification of such appointment.  Although action by shareholders is not required by law for the approval of independent auditors, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders.  Notwithstanding the selection or ratification, the Board of Directors, in its discretion, may direct the appointment of new independent public accountants at any time during the fiscal year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders.  If the appointment of Deloitte & Touche LLP is not ratified, the Board of Directors will reconsider its selection.

          Deloitte & Touche LLP has audited the Company’s financial statements since Fiscal Year 2001.  Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

          Deloitte & Touche LLP served as Company’s independent auditors for the fiscal year ended September 30, 2003. The following table lists the aggregate fees billed for professional services rendered by Deloitte & Touche LLP for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” for the last two fiscal years.

	Fiscal Year Ended

	September 30, 2003	September 30, 2002

Audit Fees (a)	$378,851	$207,680
Audit-Related Fees (b)	$137,335	$3,750
Tax Fees	$-	$-
All Other Fees (c)	$318,230	$293,854

Total Fees	$834,416	$226,297

(a)		Fees for audit services billed in 2002 and 2003 consisted of:
	•	Audit of the Company’s annual financial statements
	•	Reviews of the Company’s quarterly financial statements
	•	Comfort letters, statutory and regulatory audits, consents and other services related to Security and Exchange Commission (“SEC”) matters

(b)		Fees for audit-related services billed in 2003 and 2002 consisted of:
	•	Due diligence associated with mergers/acquisitions
	•	Financial accounting and reporting consultations
	•	Opening and closing balance sheet audits/reviews of acquisitions and dispositions

	•		Review of the Company’s S-8

(c)			Fees for all other services billed in 2003 consisted of permitted non-audit services, such as:
		•	Consulting on revenue recognition
		•	Consulting on stock option re-pricing
		•	General consulting and advisory services

Fees for all other services billed in 2002 consisted of permitted non-audit services, such as:
		•	Consulting on revenue recognition

There are estimates included in the above table for fiscal 2003 for fees incurred but not yet billed.  Estimates for the unbilled fees were provided by Deloitte & Touche LLP.

Audit Committee Authorization of Audit and Non-Audit Services

          The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual statutory audit of the Company’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal year ended September 30, 2003 as required by the Sarbanes-Oxley Act of 2002.

          The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independent auditor’s independence, and has advised the Company that, in its opinion, the activities performed by Deloitte & Touche on the Company’s behalf are compatible with maintaining the independence of such auditors.

Financial Information Systems Design and Implementation Fees

          Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation for the fiscal year ended September 30, 2003.

Review of Auditor Independence

          The Audit Committee of the Board of Directors has reviewed Deloitte & Touche’s independence as the Company’s principal auditor, and has approved the selection of Deloitte & Touche LLP as the Company’s auditors to the Board of Directors.

Required Vote

          The affirmative vote of the holders of a majority of the Votes Cast is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending September 30, 2004.

          The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as independent public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of the Record Date as to (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of its Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group.  This table is based on information provided to us or filed with the Securities and Exchange Commission by the Company’s directors, executive officers and principal shareholders.  Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares, subject to community property laws.  The Company does not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.  The address for each shareholder on this table is c/o Tarantella, Inc., 425 Encinal Street, Santa Cruz, California 95060.

Five percent shareholders, directors, and certain executive officers	Common stock outstanding	Options/Warrants excercisable within 60 days	Common stock beneficially owned	Approximate percentage owned

Special Situations Funds	6,462,500	2,462,500	8,925,000	30.0%
Douglas L. Michels (1)	703,068	287,909	990,977	3.6%
Renaissance Funds	2,142,858	428,571	2,571,429	9.3%
Walker Smith Funds	1,928,572	385,714	2,314,286	8.4%
Alok Mohan	126,967	197,853	324,820	1.2%
Francis Wilde (2)	300,000	50,000	350,000	1.3%
Edmundo Costa	11,857	80,219	92,076	*
Ronald Lachman	33,150	55,825	88,975	*
Gilbert P. Williamson	-	65,912	65,912	*
Ninian Eadie	-	64,512	64,512	*
Robert M. McClure	667	61,562	62,229	*
R. Duff Thompson	-	48,612	48,612	*

All five percent shareholders, directors, executive officers and former executive officers as a group	11,709,639	4,189,189	15,898,828	50.8%

*	Less than one percent

Applicable percentage of ownership is based on shares of Common Stock outstanding as of April 7, 2004 together with applicable options held by such shareholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.  Shares of Common Stock subject to options currently exercisable or exercisable within sixty (60) days after April 7, 2004 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

*	less than 1% of common stock outstanding

(1)

Includes 15,000 shares gifted to the J3D Family Limited Partnership, of which Douglas Michels is the general partner; Mr. Michels is also a general partner in the Lawrence Michels Family Limited Partnership, of which he disclaims any voting or dispositive power.

(2)	Includes 250,000 shares owned by Starlight LP, an investment group in which Mr. Wilde is general partner.

EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

          The following table sets forth the compensation paid by the Company during the three fiscal years to (i) the Company’s Chief Executive Officer, and (ii) each of the three other most highly compensated executive officers of the Company, whose salary plus bonus exceeded $100,000 in fiscal year 2003:

		Annual Compensation				Long-Term Compensation

Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Other Annual Compensation($)		Awards Securities Underlying Options(#)	All Other Compensation ($)(3)

Douglas L. Michels(11)	2003	308,011	0	2,148	(4)	40,001	2,007	(7)
President, Chief	2002	364,014	0	2,148	(4)	476,109	3,000
Executive Officer	2001	345,680	111,511	300	(5)	150,000	593,967

Randall Bresee(8)	2003	197,322	17,490	763	(5)	25,000	2,777	(7)
Senior Vice President,	2002	233,200	0	500	(5)	292,053	0
Chief Financial Officer	2001	220,931	70,786	1,741	(5)	125,000	331,270

Steven M. Sabbath(9)	2003	228,487	18,213	473	(5)	25,001	82,762	(7)(9)
Senior Vice President,	2002	242,477	0	310	(5)	263,490	3,000
Law and Corporate	2001	230,264	73,813	531	(5)	75,000	347,595
Affairs and Secretary

Edmundo Costa	2003	163,497	6,731	37,004	(6)	35,000	935	(3)(7)
Vice President, Sales

(1)	Includes salary earned in the applicable fiscal year but paid or to be paid in the following fiscal year.
(2)

The Company pays bonuses to executive officers as determined by the Board of Directors.  The bonuses for each executive officer are based on the officer’s base salary, the Company’s financial performance, and individual performance during the fiscal year. Includes bonuses earned in the applicable fiscal year but paid or to be paid in the following fiscal year.

(3)

The dollar amounts in this column include 401(k) contributions for the following persons in the amount of $3,000 for 2002 and 2001 paid by the Company on behalf of Mr. Michels and Mr. Sabbath and $312 paid by the Company on behalf of Mr. Costa in 2003.  In addition, the dollar amounts in this column include “Change in Control” payments made in 2001 in the following amounts: Mr. Michels $590,967; Mr. Bresee $331,270; and Mr. Sabbath $344,595.

(4)	Represents taxable Company paid health insurance benefit.
(5)	Represents tax preparation and estate planning services.
(6)	Represents annual airline club membership fees of $350, commission of $31,254 and car allowance of $5,400.
(7)	Represents Company paid life insurance premium above $50,000. Following are the amounts included: $2,007 for Mr. Michels, $2,777 for Mr. Bresee, $2,997 for Mr. Sabbath and $623 for Mr. Costa.
(8)

Randall Bresee left the Company in April 1999, and prior to his departure he was not an Executive officer.  Mr. Bresee was rehired in April 2000, as the Chief Financial Officer.  Mr. Bresee left the Company in December 2003.

(9)	Mr. Sabbath left the Company in August 2003, returned to the Company in October 2003, and then left in November 2003.
(10)	The amount represents money paid to Mr. Sabbath as severance but later re-classified as a discretionary bonus when Mr. Sabbath returned to work.
(11)	Mr. Michels resigned as CEO in December 2003, but remains a Director.

OPTION GRANTS IN FISCAL YEAR 2003

          The following table sets forth each grant of stock options during the fiscal year ended September 30, 2003 to the Named Executive Officers:

	Individual Grants
					Potential Realizable
Name	Number of Option Shares Granted(1)	Percent of Total Option Shares Granted to Employees in Fiscal Year(2)	Exercise Price ($ per share)	Expiration Date	Value at Assumed
					Annual Rates of Stock
					Price Appreciation for
					Option Term(3)

					5%($)	10%($)

Douglas L. Michels	40,001	4.48%	$0.90	11/14/12	$22,640	$57,376

Randall Bresee	25,000	2.80%	$0.90	11/14/12	$14,151	$35,859

Steven M. Sabbath	25,001	2.80%	$0.90	11/14/12	$14,151	$35,860

Edmundo Costa	35,000	3.92%	$0.90	11/14/12	$19,810	$50,203

(1)

All options were granted under the Option Plan.  The option exercise price of all stock options granted under the Option Plan is generally equal to the fair market value of the shares of Common Stock on the day prior to the date of grant.  The options have a term of 10 years and generally vest at the rate 25% of the shares subject to the option per year in which the optionee remains in continuous status as an employee or consultant.

(2)	The Company granted options to purchase an aggregate of 900,832 shares to employees in fiscal year 2003.
(3)

Potential realizable values are based on assumed annual rates of return specified by the Securities and Exchange Commission.  The Company’s management cautions shareholders and option holders that such increases in values are based on speculative assumptions and should not be the basis for expectations of the future value of their holdings.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003
AND FISCAL YEAR-END OPTION VALUES

          The following table provides information on option exercises in fiscal year 2003 by the Named Executive Officers and the value of such officer’s unexercised options as of September 30, 2003.

	Shares Acquired on Exercise	Value Realized($)	Number of Unexercised Option Shares On September 30, 2003		Value of Unexercised In-the-Money Option Shares On September 30, 2003 ($) (1)

Name			Exercisable	Unexercisable	Exercisable	Un-exercisable

Douglas L. Michels.	0	0	259,723	68,626	62,407	$13,000

Edmundo Costa	0	0	70,645	45,674	25,780	$11,375

Randall Bresee	0	0	113,214	55,119	35,176	$8,125

Steven M. Sabbath	0	0	108,374	36,108	36,500	$8,126

(1)   Based on the market price of $1.30 per share, which was the closing price per share of the Company’s Common Stock on the Over-the-Counter Market on September 30, 2003, less the exercise price payable for such shares.

Employment Contracts and Change-In-Control Arrangements

          In March 1996, the Board of Directors approved a resolution providing that prior to or after a change in control, as defined in the Option Plan, any outstanding options held by corporate officers that were granted pursuant to the Option Plan that are not at such time exercisable and vested shall become fully exercisable and vested.

          The Company adopted a change in control plan in June 1997 and, accordingly, has entered into change in control agreements with each of the Named Executive Officers.  Pursuant to these agreements, each such officer is eligible to receive, in the event that his or her employment is involuntarily terminated within one year following a change in control of the Company, an amount equal to the product of twelve (12) times his or her total monthly compensation including targeted bonuses at 100% attainment, continuation of health benefits available to him or her prior to the involuntary termination of employment for twelve (12) months thereafter and accelerated vesting on all options held.  Pursuant to the terms of these agreements, a change in control is as defined in the Company’s Option Plan.

          There are no other employment contracts between the Company and any of the Named Executive Officers.

Compensation of Directors

          During fiscal year 2003, the Company made payments to the Outside Directors in an aggregate amount of eighty-seven thousand, two hundred and seventy dollars ($87,270) for attendance to Board meetings (including committee meetings) during the fiscal year.  The following payments were made to each outside director: Ninian Eadie, twenty-three thousand and twenty dollars ($23,020); Ronald Lachman, six thousand, two hundred and fifty dollars ($6,250); Robert McClure, thirty-five thousand, two hundred and fifty dollars ($35,250); R. Duff Thompson, fifteen thousand, seven hundred and fifty dollars ($15,750); and Gilbert Williamson, seven thousand dollars ($7,000).  Pursuant to a consulting agreement with director Williamson, the Company shall pay one thousand dollars ($1,000) a day, plus reasonable expenses, for consulting services rendered to the Board of Directors and two thousand, five hundred dollars ($2,500) a day for consulting services pertaining to the general business of the Company, to be provided on an as-needed basis.  During fiscal year 2002, the Company did not retain Mr. Williamson for any consulting services and, therefore, no payments were made in fiscal year 2002.  The Company has a consulting agreement with director McClure, pursuant to which the Company shall pay one thousand dollars ($1,000) per day, plus reasonable expenses, for consulting services pertaining to the general business of the Company, to be provided on an as-needed basis.  In fiscal year 2002, the Company did not retain Mr. McClure for any consulting services and, therefore, no payments were made in fiscal year 2002.  Directors are reimbursed for certain expenses in connection with attendance at board and committee meetings.  The Company has a consulting agreement with Mr. Mohan, pursuant to which the Company shall pay for consulting services pertaining to the general business of the Company.  In fiscal year 2003, the Company paid Mr. Mohan $76,500 for consulting services.  Directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

          Outside Directors (i.e., nonemployee directors) receive compensation for their service on the Board pursuant to the Director Plan.  This compensation is in the form of stock options, or in the case of the Annual Grant, which is automatically granted on the first day of each fiscal year, cash for each meeting attended, in lieu of a stock option.  All current outside directors elected stock options for fiscal year 2003, except Dr. McClure.

          The Company’s Director Plan, which provides for the grant in nonstatutory stock options to nonemployee directors of the Company, was originally adopted by the Board of Directors in March 1993 and approved by the shareholders in May 1993.  Subsequently, the Board of Directors approved the renewal of the Director Plan in November 2002 and the shareholders approved said renewal in February 2003.  The Company has reserved a total of 300,000 shares of Common Stock for issuance pursuant to the Director Plan.  The Director Plan is currently administered by the Board of Directors.  Under the Director Plan, each nonemployee director automatically receives a nonstatutory option to purchase 8,000 shares of the Company’s Common Stock on the date upon which such person first becomes a director (the “Initial Grant”).  In addition, each nonemployee director who remains in continuous status as a nonemployee director is automatically granted a nonstatutory option (the “Annual Grant”) to purchase 2,000 shares of Common Stock on the first day of each fiscal year, 1,200 shares of which are pursuant to the Director Option Plan and 800 of which are pursuant to the Incentive Stock Option Plan.

          An Outside Director is paid an annual retainer valued at $25,000.  For fiscal 2004, the annual retainer is payable 25% in cash ($6,250), plus at the director’s election, either 18,750 shares of Common Stock or a stock option grant of 18,750 shares that vests quarterly over one year.

          An Outside Director may elect to receive cash compensation in lieu of an Annual Grant.  Each Outside Director who makes such an election shall receive cash compensation each quarter payable at a rate determined by the Board.  In addition to the annual election of either cash compensation or stock options grants, each Board member also received the following payments for meeting attendance in fiscal 2003: one thousand dollars ($1,000) per regularly scheduled Board meeting attended in person, seven hundred fifty dollars ($750) per special meeting, which may be attended telephonically, and seven hundred fifty dollars ($750) per committee meeting, which may be attended telephonically.

          Options granted under the Director Plan have a term of ten (10) years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the Director Plan.  Such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director.  The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant.  Initial Grant options granted under the Director Plan vest cumulatively at the rate of one-twentieth (1/20th) of the shares subject to the option for every three months after the date of grant.  Annual Grant options vest at a rate of one-fourth (1/4th) of the shares subject to the option for every three months after the date of grant.

          In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets of like transaction involving the Company immediately prior to occurrence of a change in control, any outstanding option shall become fully exercisable and vested.

          Unless terminated sooner, the Director Plan will terminate on November 14, 2012.  The Board has authority to amend or terminate the Director Plan provided no such action may affect options already granted and such options shall remain in full force and effect.  As of the fiscal year end (September 30, 2003), options to purchase 66,600 shares of Common Stock at a weighted average exercise price (per share) of approximately $27.139 per share were outstanding and 197,000 shares remained available for future option grants under the Director Plan.

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors serves as an administrative arm of the Board to make decisions regarding executive compensation and to make recommendations to the Board on compensation matters generally.  The following is the report of the Compensation Committee describing compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2003.   The information contained in such report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

General

          The Compensation Committee is a standing committee comprised of three non-employee directors.  After evaluating management’s performance, the Compensation Committee recommends compensation and pay levels to the full Board for approval.  Employee directors do not vote on their own compensation.  Stock option grants to executive officers are approved by the Compensation Committee.

Overview and Policies for 2003

          The goals of the Compensation Committee are to attract, motivate, and retain the key executive talent necessary to achieve the Company’s business objectives and contribute to the long-term success of the Company.  The Compensation Committee currently uses salary, bonus, and stock options to meet these goals.

          In fiscal year 2003, the Compensation Committee reviewed the compensation of the Company’s key executive officers by evaluating each executive’s scope of responsibility, prior experience, and salary history, and also took into account the salaries for similar positions at comparable high technology companies.  In reviewing the compensation, the Compensation Committee focused on each executive’s prior performance with the Company and expected contribution to the Company’s future success.

          The Company provides long-term incentives to executive officers through the Option Plan.  The purposes of the Option Plan are to attract and retain the best employee talent available and to create a direct link between compensation and the long-term performance of the Company.  In general, the Option Plan incorporates four-year vesting periods to encourage employees to remain with the Company.  The size of each option grant is based on the recipient’s position and tenure with the Company, the recipient’s past performance, and the size of previous stock option grants, primarily weighted toward the recipient’s position.  In fiscal year 2003, the Company continued its policy of granting stock options to new employees and granted additional stock options to employees, including executive officers, who had made and were expected to make significant contributions to the Company’s development.  These stock option grants were based primarily on the scope of the executive officer’s responsibilities at the Company and the remuneration to be paid to such officer.

          The compensation for Douglas L. Michels in fiscal year 2003 was approved by the Board of Directors.  The Compensation Committee made its recommendation and the Board made its determination of the Chief Executive Officer’s compensation after considering the same factors used to determine the compensation of other executive officers.

Section 162(m)

          The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers.  Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the Proxy Statement, unless compensation is performance-based.  The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m).

Summary

          The Compensation Committee believes that the Company’s compensation has been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company’s goals.  The Company’s compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

Members of the Compensation Committee:
Ronald Lachman
Alok Mohan
Gilbert P. Williamson

Report of the Audit Committee of the Board of Directors

          The Audit Committee is responsible for reviewing the financial information that will be provided to shareholder and others, monitoring the Company’s system of internal accounting controls, making recommendations to the Board of Directors regarding the selection of independent auditors providing to the Board of Directors such additional information and materials as the Committee may deem necessary to make the Board of Directors aware of significant financial matters which require the Board of Directors’ attention.  The Audit Committee operates under a written Audit Committee Charter adopted by the Board in November 2002.  The Audit Committee met eleven (11) times during the last fiscal year.  The Board of Directors believes that all of the members of our committee are “independent directors” as defined under applicable standard definitions.

          The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended September 30, 2003 with management, and Deloitte & Touche LLP.  In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee).  The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche with that firm. The Audit Committee also has considered the non-audit services provided by Deloitte & Touche and determined that the services provided are compatible with maintaining their independence.

          The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including determination of auditor independence.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company’s auditors are in fact “independent” as required by the Nasdaq National Market.

          Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company’s Annual Report on Form 10-K, as amended.

Respectfully Submitted by:
MEMBERS OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS
Ninian Eadie
Robert McClure
R. Duff Thompson

Performance Graph

          Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company’s Common Stock with the cumulative return of the Nasdaq National Market Index and the Nasdaq Computer and Data Processing Stocks Index for the period commencing September 30, 1998 and ending on September 30, 2003.  The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

          The graph assumes that $100 was invested on September 30, 1998 in the Company’s Common Stock and in each index, and that all dividends were reinvested.  No dividends have been declared or paid on the Company’s Common Stock.  Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.  The Company operates on a 52-week fiscal year that ended on September 30, 2003.

Comparison of Five – Year Cumulative Total Returns
Performance Graph for
TARANTELLA, INC.

Produced on 12/19/2003 including data to 09/30/2003

Legend

Symbol		CRSP Total Returns Index for:	09/1998	09/1999	09/2000	09/2001	09/2002	09/2003

—————	¡	TARANTELLA, INC.	100.0	272.9	67.1	8.5	5.9	5.9
— — — —	*	Nasdaq Stock Market (US Companies)	100.0	163.1	217.0	88.7	69.9	106.5
- - - - - - - - -		Nasdaq Computer and Data Processing Stocks SIC 7370–7379 US & Foreign	100.0	169.7	213.1	76.4	60.1	90.1

Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year – end, is not a trading day, the preceding trading day is used.
D.	The index level for all series was set to $100.0 on 09/30/1998.

          The information contained above under the captions “Report of the Compensation Committee of the Board of Directors” and “Performance Graph” shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, (the “Securities Act”) or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Certain Relationships and Related Transactions

          In April 1999, the Company entered into a consulting agreement with Mr. Mohan, pursuant to which Mr. Mohan became an external consultant to the Company and his status as an employee ceased.  The term of the agreement was for one year, commencing April 21, 1999, and was renewable by mutual agreement of both parties with approval by the Compensation Committee.  As compensation for Mr. Mohan’s consulting services to the Company he received a fee target of one hundred and twenty-six thousand dollars ($126,000) per year, paid as follows: ninety thousand dollars ($90,000) annually as a retainer; and thirty-six thousand dollars ($36,000) annually as a target incentive.  Incentive payments were made solely based upon the Company’s performance against its Revenue and EPS measures, paid in accordance with the provisions of the Company’s Management Incentive Plan. The consulting agreement expired April 21, 2000, and the Company entered into a new consulting agreement, commencing on April 22, 2000 and continuing through the completion of the acquisition by Caldera Systems, Inc. of the Company’s Server and Professional Services business.  As compensation for Mr. Mohan’s consulting services to the Company he received five thousand dollars ($5,000) per month, with no incentive bonus.  With the approval of the Compensation Committee, the Company entered into amendments to Mr. Mohan’s consulting agreement pursuant to which, the consulting agreement continued through January 2004, upon the same terms and conditions.  As compensation for Mr. Mohan’s consulting services to the Company, he received a fee targeted at one hundred and eighty thousand dollars ($180,000) per year paid as follows: ninety thousand dollars ($90,000) annually as a retainer (paid monthly at seven thousand five hundred dollars ($7,500); and ninety thousand dollars ($90,000) annually (paid quarterly) as a target incentive.  Incentive payments were made solely based upon the Company’s performance against its Revenue and Operating Income measures, and paid in accordance with the provisions of the Company’s Management Incentive Plan.  Mr. Mohan received seventy-six thousand five hundred dollars ($76,500) for incentive payments during fiscal year 2003.  For any quarter that the Company implements a “voluntary hour reduction” Mr. Mohan’s monthly retainer was reduced accordingly.  Beginning in January 2003, his retainer was six thousand, three hundred and seventy-five dollars ($6,375).  On January 19, 2004, the Company entered into a new agreement that will remain in effect until December 31, 2004. Mr. Mohan will receive $22,500 annually (paid monthly) cash compensation, and he will receive 67,500 shares of restricted stock.  The Shares are subject to a risk of forfeiture in the event of certain terminations of service relationship, which risk of forfeiture will lapse over time based on continued performance of services or earlier upon a change of control of the Company.  Mr. Mohan will also receive $90,000 annually (paid annually) as a target incentive.  Incentive payments shall be made solely based upon the Company’s performance against its Revenue and Operating Income measures paid in accordance with the provisions of the Tarantella Management Incentive Plan.  Mr. Mohan’s stock options previously held continue to vest over the term of the agreement and convert to non-statutory options.  He continues to be covered under the Company’s medical, dental, and vision plans.  In addition, Mr. Mohan will forego any compensation normally accorded to members of the Company’s Board of Directors for participation on the Board or for attendance at committee meetings and/or board meetings and will not be entitled to additional stock options granted to board members on an annual basis.

          The J3D Family Limited Partnership and the Lawrence Michels Family Limited Partnership (both of which Douglas Michels is a general partner) are partners in Encinal Partnership No. 1 (“EP1”), which leases to the Company certain office premises located in Santa Cruz, California under two leases.  The first lease commenced on January 1, 1989 and had a ten-year term, with two options for the Company to renew for five-year periods.  The lease has been renewed through June 30, 2005.  The lease covers approximately 50,830 square feet of building space at a current cost of approximately $94,587 per month, subject to an annual adjustment upward based on the Consumer Price Index.  The second lease commenced on July 1, 1991 and had a seven-year term, with two options to renew for five-year periods.  The second lease has been renewed through June 30, 2005.  The second lease covers approximately 26,055 square feet of building space at a current cost of approximately $31,268 per month, subject to an annual adjustment based on the Consumer Price Index.  Effective May 7, 2001 the second lease was assumed by Caldera International, Inc.

          The third partner in EP1 is Wave Crest Development, Inc. (“Wave Crest”).  Wave Crest leases to the Company 61,500 square feet of office space in Santa Cruz, California.  From time to time, Douglas Michels engages in real estate transactions with Wave Crest and its president.  Effective May 7, 2001, the aforementioned Wave Crest leases of 61,500 square feet of office space in Santa Cruz have been transferred to Caldera International, Inc.

          The Company believes that the transactions described above were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.  All future transactions between the Company and any director or executive officer are subject to approval by a majority of the disinterested members of the Board of Directors.

          On December 26, 2003, the Company completed a private placement of common stock and warrants to the following investors:  Special Situations Technology Funds, Starlight Digital Technologies, LLC, an investment group in which Mr. Wilde, the Company’s President, Chief Executive Officer and Director, acts as Managing Director, and an additional private investor, resulting in gross proceeds to the Company of approximately two million, seven hundred and fifty thousand dollars ($2,750,000).

          The Company has entered into indemnification agreements with each of its directors and executive officers.  Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

          The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company.  Mr. Michels, who served as President and Chief Executive Officer of the Company during fiscal year 2003, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee.  Mr. Michels has participated in the discussions and decisions regarding salaries and incentive compensation for all employees of and consultants to the Company, except that Mr. Michels has been excluded from discussions and decisions regarding his own salary and incentive compensation.  No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officer serving as a member of the Company’s Board of Directors or compensation committee (“Interlock”).  There are no Interlocks between the Company’s Board of Directors or Compensation Committee and boards of directors or compensation committees of other companies.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on the Company’s review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that all Section 16 filing requirements applicable to its officer, directors and ten percent (10%) shareholders during the fiscal year ended September 30, 2003 were fulfilled, however two such Section 16 reports were delinquent.

OTHER MATTERS

          The Company knows of no other matters to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated: April 26, 2004

APPENDIX A
2002 INCENTIVE STOCK OPTION PLAN

1.	Purposes of the Plan. The purposes of this Stock Option Plan are:

to attract and retain the best available personnel for positions of substantial responsibility,

to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Purchase Rights may also be granted under the Plan.

2.	Definitions. As used herein, the following definitions shall apply:

	(a)	“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

	(b)	“Applicable Laws” means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

	(c)	“Board” means the Board of Directors of the Company.

	(d)	“Code” means the Internal Revenue Code of 1986, as amended.

	(e)	“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

	(f)	“Common Stock” means the Common Stock of the Company.

	(g)	“Company” means Tarantella, Inc., a California corporation.

(h)

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(i)

“Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary.  Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of:  (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute or, if reemployment is not so guaranteed, Continuous Status as an Employee or Consultant shall not be considered interrupted, but the Incentive Stock Option shall automatically be converted into a Nonstatutory Stock Option on the ninety-first (91st) day of such leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

	(j)	“Director” means a member of the Board.

	(k)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(l)

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)        If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(o)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(p)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q)	“Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(r)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Option” means a stock option granted pursuant to the Plan.

(t)

“Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(u)	“Option Exchange Program” means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

(v)	“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(w)	“Optionee” means an Employee or Consultant who holds an outstanding Option or Stock Purchase Right.

(x)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)	“Plan” means this 2002 Incentive Stock Option Plan.

	(z)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

(aa)          “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right.  The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(bb) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(cc) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(dd) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ee) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.

Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 5,902,733  Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.  However, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or Stock Purchase Right, such Shares shall not become available for future grant under the Plan.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan.  For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Common Stock issuable upon the exercise of all outstanding Options or Stock Purchase Rights (together with options or stock purchase rights outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

4.	Administration of the Plan.

	(a)	Administration. The Plan shall be administered by the Board, a Committee appointed by the Board or their designees, which Committee and designees shall be constituted to comply with Applicable Laws.

(b)

Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee or by either to their designees, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(n) of the Plan;

(ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

(iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xi) to institute an Option Exchange Program;

(xii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)

Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.

Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees.  If otherwise eligible, an Employee or Consultant who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6.	Limitations.

(a)

Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

(i)          of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which (ii) become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary)

(ii)        exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)

Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

	(c)	The following limitations shall apply to grants of Options and Stock Purchase Rights to Officers:

(i) no Officer shall be granted in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than the number of shares issuable under the Plan; and

(ii) over the remaining term of the Plan, no Officer shall be granted Options and Stock Purchase Rights to purchase more than the number of shares issuable under the Plan.

The foregoing limitations set forth in this Section 6(c) are intended to satisfy the requirements applicable to Options and Stock Purchase Rights intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code).  In the event the Administrator determines that such limitations are not required to qualify Options and Stock Purchase Rights as performance-based compensation, the Administrator may modify or eliminate such limitations.

7.

Term of Plan.  The Plan became effective upon its adoption by the Board of Directors on October 28,1993.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8.

Term of Option.  The term of each Option shall be stated in the Notice of Grant; provided, however, that the term of an Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.  Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

9.	Option Exercise Price and Consideration.

	(a)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted to an Employee, Consultant or Director who, at the time the Nonstatutory Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any Employee, Consultant or Director, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(iii)

Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value on the date of grant pursuant to a merger or other corporate transaction.

(b)

Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.  In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.  Notwithstanding the foregoing, with the exception of an Option granted to an Officer, a Director or a Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the Optionee’s continued employment or service.

(c)

Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

		(i)	cash;

		(ii)	check;

		(iii)	promissory note;

(iv)     surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

(v)

delivery of Optionee’s promissory note (the “Note”) in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B.  The Note shall bear interest at a rate no less than the “applicable federal rate” prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement;

		(vi)	consideration to be received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

		(iv)	any combination of the foregoing methods of payment; or

		(v)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.	Exercise of Option.

(a)

Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives:  (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)

Termination of Employment or Consulting Relationship.  In the event that an Optionee’s Continuous Status as an Employee or Consultant terminates (but not in the event of a change of status from Employee to Consultant (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee), other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, for at least thirty (30) days from the date of termination (or such longer period of time as is determined by the Administrator) and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted.  If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)

Disability of Optionee.  Notwithstanding the provisions of Section 10(b) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his Disability, Optionee may, but only within such period of time as is determined by the Administrator, of at least six (6) months (with such period of time in the case of an Incentive Stock Option not exceeding twelve (12) months) from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(d)	Death of Optionee. In the event of the death of an Optionee:

(i)          during the term of the Option who is at the time of his or her death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance until the term of the option, or such shorter period as is set forth in the option agreement, expires, and the Option shall be treated for exercise purposes as if the Optionee had continued living and had remained in Continuous Status as an Employee or Consultant for six (6) months after the date of death; or

(ii)        after the termination of an Optionee’s Continuous Status as an Employee or Consultant, the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance until the term of the option, or such shorter period as is set forth in the option agreement, expires, and the Option shall be treated for exercise purposes as if the Optionee had continued living and had remained in Continuous Status as an Employee or Consultant through the date of Optionee’s death; and

(iii) if an Option is not exercised within the time specified herein, the Option shall terminate.

(e)

Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.	Stock Purchase Rights.

(a)

Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed six (6) months from the date upon which the Administrator made the determination to grant the Stock Purchase Right.  The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)

Purchase Price.  The purchase price under each Stock Purchase Right will be established by the Board; provided, however, that (i) that the purchase price per share shall be at least eighty-five percent (85%) of the Fair Market Value of a share of Common Stock either on the effective date of grant of the Stock Purchase Right or on the date on which the purchase is consummated and (ii) the purchase price per share under a Stock Purchase Right granted to any person who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary shall be at least 100% of the Fair Market Value of a share of Common Stock either on the effective date of grant of the Stock Purchase Right or on the date on which the purchase is consummated.

(c)

Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.  The repurchase option shall lapse at a rate determined by the Administrator; provided, however, that with the exception of shares acquired pursuant to a Stock Purchase Right by an Officer, Director, or Consultant, the Company’s repurchase option must lapse at the rate of at least twenty percent (20%) of the shares per year over the period of five (5) years from the effective date of grant of the Stock Purchase Right (without regard to the date on which Stock Purchase Right was exercised) and the repurchase option must be exercised, if at all, for cash or cancellation of money indebtedness for the shares within ninety (90) days following termination of employment or service.

(d)

Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.  In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.

(e)

Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12.

Non-Transferability of Options and Stock Purchase Rights.  An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

13.	Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

(a)

Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Common Stock without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.  The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

(c)

Merger or Asset Sale.  Subject to the provisions of paragraph (d) hereof, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation does not agree to assume the Option or Stock Purchase Right or to substitute an equivalent option or right, the Administrator shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable.  If the Administrator makes an Option or Stock Purchase Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right will terminate upon the expiration of such period.  For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d)	Change in Control. In the event of a “Change in Control” of the Company, as defined in paragraph (e) below, then the following acceleration and valuation provisions shall apply:

(i)          Except as otherwise determined by the Administrator, in its discretion, prior to or after the occurrence of a Change in Control, any Options and Stock Purchase Rights outstanding on the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested;

(ii)        Except as otherwise determined by the Administrator, in its discretion, prior to or after the occurrence of a Change in Control, all outstanding Options and Stock Purchase Rights, to the extent they are exercisable and vested (including Options and Stock Purchase Rights that shall become exercisable and vested pursuant to subparagraph (i) above), shall be terminated in exchange for a cash payment equal to the Change in Control Price, (reduced by the exercise price applicable to such Options or Stock Purchase Rights).  These cash proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option or Stock Purchase Right by bequest or inheritance.

(e)	Definition of “Change in Control”. For purposes of this Section 13, a “Change in Control” means the happening of any of the following:

(i)          When any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)        A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets; or

(iii)      A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan is approved by the stockholders, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

(f)

Change in Control Price.  For purposes of this Section 13, “Change in Control Price” shall be, as determined by the Board, (i) the highest Fair Market Value of a Share within the 60 day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or (ii) the highest price paid or offered per Share, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-

Day Period, or (iii) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the fair market value of a Share.

14.

Date of Grant.  The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)

Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted).  Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Any increase in the maximum aggregate number of shares of Common Stock issuable hereunder as provided in Section 3 (the “Authorized Shares”) shall be approved by the majority of the outstanding securities of the Company entitled to vote within twelve (12) months before or after the date of adoption thereof by the Board.  Options or Stock Purchase Rights granted prior to shareholder approval of the Plan or in excess of the Authorized Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Authorized Shares, as the case may be.

(c)

Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

16.	Conditions Upon Issuance of Shares.

(a)

Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations.  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.	Liability of Company.

(a)

Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)

Grants Exceeding Allotted Shares.  If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

18.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.

Shareholder Approval.  Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.

20.

Provision of Information.  At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of shares of Common Stock upon the exercise of an Option or Stock Purchase Right.  The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

APPENDIX B EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Tarantella, Inc.

1.	Purpose.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

	a)	“Board” shall mean the Board of Directors of the Company.

	b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

	c)	“Common Stock” shall mean the Common Stock of the Company.

	d)	“Company” shall mean Tarantella, Inc., a California corporation.

	e)	“Compensation” shall include all base pay, overtime pay, bonus and commissions and shall exclude all other amounts.

	f)	“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

g)

“Employee” shall mean any individual who is a regular employee of the Company for purposes of tax withholding under the Code whose customary employment with the Company or any Designated Subsidiary regardless of the number of hours worked. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual’s right to employment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

	h)	“Enrollment Date” shall mean the first day of each Offering Period.

	i)	“Exercise Date” shall mean the last day of each Offering Period.

	j)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

i)

If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

ii)

If the Common Stock is quoted on the Nasdaq system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

		iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

iv)

For purposes of the Enrollment Date under the first Offering Period under the Plan, the Fair Market Value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange commission pursuant to Rule 424 under the Securities Act of 1933, as amended.

k)

“Offering Period” shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31, or commencing on the first Trading Day on or after August 1 and terminating on the last Trading Day in the period ending the following January 31, during which an option granted pursuant to the Plan may be exercised.  The duration, commencement and termination of Offering Periods may be changed pursuant to Section 4 of this Plan.

	l)	“Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

m)

“Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

n)

“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

	o)	“Trading Day” shall mean a day on which national stock exchanges and the National Association of Securities Dealers Automated Quotation (Nasdaq) System are open for trading.

3.	Eligibility.

	a)	Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

	b)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan

i)

to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or

ii)

to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof.  The Board shall have the power to change the duration, commencement and termination of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.

a)

An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office at least ten business days prior to the applicable Enrollment Date, however, a later date, prior to the applicable Enrollment Date may be established for all eligible Employees to enroll in a given Offering Period.

b)

Payroll deductions for a participant shall commence on the first payroll following the enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.	Payroll Deductions.

a)

At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount of at least one percent (1%) and not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

b)

All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.  A participant may not make any additional payments into such account.

c)

A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.  The Board may, in its discretion, limit the number of participation rate changes during any Offering Period.  The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.  A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

d)

Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current  Offering Period equal $21,250.  Payroll deductions shall recommence at the rate provided in such participant’ s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

e)

At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.	Grant of Option.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $12,500 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date (the “Number”), except that for purposes of the first Offering period under the Plan, the Number shall be calculated by dividing $25,000 by the Fair Market Value of a share of the Company’s Common Stock on the Enrollment Date, and provided further that all such purchases shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.	Exercise of Option.

Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’ s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other moneys left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.	Delivery.

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.	Withdrawal; Termination of Employment.

a)

A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan.  All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period.  If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

b)

Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’ s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

c)

A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.	Interest.

No interest shall accrue on the payroll deductions of a participant in the Plan.

12.	Stock.

a)

The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 1,050,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof.  If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of shares of Common Stock issuable upon the exercise of all outstanding options (together with options or stock purchase rights outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the shareholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45

	b)	The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

	c)	Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

13.	Administration.

a)

Administrative Body.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.  The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

	b)	Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

		i)	Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.
		ii)	If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

c)

Rule 16b-3 Limitations.  Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

14.	Designation of Beneficiary.

a)

The beneficiary(ies) designated by the participant to take under the life insurance program of the Company, or a beneficiary chosen by a participant is written designation to the Company of a beneficiary shall receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, the same beneficiary(ies) shall receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.

b)

Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.	Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.	Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.	Reports.

Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.	Adjustments Upon Changes in Capitalization.

a)

Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the Common Stock without the receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

b)

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

c)

Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress.  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

d)

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.	Amendment or Termination.

a)

The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders.  Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

b)

Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

c)

The Plan shall be approved by the shareholders of the Company within twelve (12) months of the date of adoption thereof by the Board.  In addition, an amendment to the Plan must be approved by the shareholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under the Plan pursuant to Section 12 or would change the definition of the corporations that may be designated by the Board as Designated Subsidiaries.

20.	Notices.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.	Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.	Term of Plan.

The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

23.	Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

24.	Provision of Information.

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each participant in the Plan.  The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

TARANTELLA, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/ttla	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTAR51

☒	Please mark votes as in this example.	1187

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, AND 4 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

					FOR	AGAINST	ABSTAIN
1.	To elect (01) Ninian Eadie, (02) Ronald Lachman, (03) Douglas L. Michels, (04) Alok Mohan, (05) Bruce Ryan, (06) Francis E. Wilde and (07) Gilbert P. Williamson as directors, to serve for one-year terms and/or until their successors are duly elected and qualified.		2.

To amend the 2002 Incentive Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by one million five hundred thousand (1,500,000) shares.

					FOR	AGAINST	ABSTAIN
	FOR ALL NOMINEES	WITHHELD FROM ALL NOMINEES	3.	To amend the Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by two hundred fifty thousand (250,000) shares.

	_________________________________________
					FOR	AGAINST	ABSTAIN
	For all nominees except as written above		4.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants of the Company for the fiscal year ending September 30, 2004.

			5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

			MARK HERE		MARK HERE
			FOR ADDRESS CHANGE AND NOTE AT LEFT		IF YOU PLAN TO ATTEND THE MEETING

Signature: _____________________________ Date: __________  Signature: _____________________________ Date: __________

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZTAR52

PROXY

TARANTELLA, INC.

2004 ANNUAL MEETING OF SHAREHOLDERS
May 27, 2004

This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of Tarantella, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 26, 2004, and hereby appoints Francis E. Wilde and Thomas P. Rhodes, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Tarantella, Inc. to be held on May 27, 2004 at 10:00 a.m., local time, at the Hyatt Regency San Francisco Airport, located at 1333 Bayshore Highway, Burlingame, CA 94010, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE